UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2006

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

One Morningside Drive North, Bldg. B, Suite 300 Westport, Connecticut	06880

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 349-4160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 3, 2006, Velocity Express Corporation (the “Company”) entered into an agreement and plan of merger providing for the Company’s acquisition of CD&L, Inc. (“CD&L”). The Company consummated the CD&L acquisition on August 17, 2006. On July 10, 2006, the Company filed a Current Report on Form 8-K dated July 3, 2006 in which it indicated, among other things, that it would file an amendment thereto to present pro forma financial statements giving effect to the CD&L acquisition and related transactions. On September 19, 2006, the Company filed a Current Report on Form 8-K/A to present, among other things, unaudited pro forma financial information giving effect to the CD&L acquisition and related transactions as of and for the year ended July 2, 2005 and the nine months ended April 1, 2006. The Company hereby further amends Item 9.01 of its Current Report on Form 8-K dated July 3, 2006 to present unaudited pro forma financial information giving effect to the CD&L acquisition and related transactions as of and for the year ended July 1, 2006 as set forth on the pages attached hereto.

As noted herein, the allocation of the purchase price as reflected in the pro forma combined financial statements has been based upon preliminary estimates of the fair values of assets acquired and liabilities assumed. The Company’s management is currently assessing the fair values of the tangible and intangible assets acquired and liabilities assumed. This preliminary allocation of the purchase price depends upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing the unaudited pro forma combined financial statements. These valuations could change significantly upon the completion of further analyses and asset valuations from those used in the pro forma combined financial statements, in which event the Company anticipates it would prepare and file a further amendment of the pro forma financial information.

Item 9.01 - Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information as of and for the year ended July 1, 2006

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the Company’s acquisition of CD&L on July 3, 2006, and the related financing transactions on the historical financial position and results of operations of the Company and CD&L. The historical financial information set forth below has been derived from, and should be read in connection with, the Company’s and CD&L’s financial statements and notes thereto contained in their respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

The unaudited combined balance sheet for the Company has been presented as of July 1, 2006 and the CD&L balance sheet has been presented as of June 30, 2006.

The unaudited pro forma combined statements of operations of the Company and CD&L for the year ended July 1, 2006 give effect to the CD&L acquisition and the related financing transactions as if the transactions had been consummated on July 3, 2005 under the purchase method of accounting.

The allocation of the purchase price as reflected in the pro forma combined financial statements has been based upon preliminary estimates of the fair values of assets acquired and liabilities assumed. Management is currently assessing the fair values of the tangible and intangible assets acquired and liabilities assumed. This preliminary allocation of the purchase price depends upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing the unaudited pro forma combined financial statements. These valuations could change significantly upon the completion of further analyses and asset valuations from those used in the pro forma combined financial statements.

The unaudited pro forma combined financial statements do not include liabilities resulting from planning related to the operation of CD&L’s business in conjunction with that of the Company’s following the merger and adjustments in respect of possible settlements of outstanding liabilities (other than those already included in the historical financial statements of either company), as these are not presently estimable. Amounts preliminarily allocated to goodwill may change and amounts allocated to identifiable intangible assets with definite lives may increase or decrease, which could result in a change in amortization of acquired intangible assets. Therefore, the actual amounts ultimately recorded may differ materially from the information presented in the accompanying pro forma combined financial statements.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JULY 1, 2006

(Unaudited)

(Amounts in thousands, except per share data)

	Velocity Express Corporation	CD&L	Pro forma Adjustments		Pro forma Combined Velocity Express Corporation

	(a)	(b)
Revenue	$202,430	$237,671	$—		$440,101
Cost of services	145,571	180,483	—		326,054

Gross profit	56,859	57,188	—		114,047
Operating expenses:
Occupancy	12,269	7,477	—		19,746
Selling, general and administrative	55,427	47,150	4,880	(c)	107,457
Restructuring charges and asset impairments	378		—		378

Total operating expenses	68,074	54,627	4,880		127,581

Loss (gain) from operations	(11,215)	2,561	(4,880)		(13,534)
Other income (expense):
Interest expense	(5,118)	(1,530)	(5,337	)(d)	(11,985)
Other	295	27	—		322

Loss (income) before income taxes	(16,038)	1,058	(10,217)		(25,197)
Income taxes	—	218	(218	)(e)	—

Net loss (income)	$(16,038)	$840	$(9,999)		$(25,197)

Net loss applicable to common shareholders	$(23,647)	$840	$(26,132	)(f)	$(48,939)

Basic and diluted net loss per share	$(1.49)				$(2.60)

Weighted average shares outstanding
Basic and diluted	15,907				18,834

(a)	Reflects Velocity Express Corporation’s consolidated statement of operations for the year ended July 1, 2006.
(b)	The pro forma statement of operations is presented using Velocity Express Corporation’s fiscal year-end of July 1, 2006. The CD&L results of operations are presented for the twelve months ended June 30, 2006. Certain balances have been reclassified to conform to the Velocity Express Corporation presentation, as follows: Cost of services reflects an adjustment of $11.8 million to reclassify dispatch and other field administrative costs to Selling, general and administrative expenses to conform to the Velocity Express Corporation presentation.

Selling, general and administrative expenses reflects the net of: (1) an adjustment of $11.8 million to reclassify dispatch and other field administrative costs from cost of services, (2) an adjustment of $1.2 million to include Depreciation and amortization expense, and (3) an adjustment to include gains on the sales of assets, previously reported by CD&L in other income.

(c)	Amortization of intangible assets of $5.2 million reflects the preliminary allocation of the purchase price to intangible assets with the following estimated useful lives: customer lists, five years; non-compete, two years, offset by the reversal of amortization of the carrying amount of CD&L intangible assets of $0.3 million.
(d)	Reflects the sum of: (1) the interest incurred on the Senior Secured Notes of $8.9 million, (2) the write off of deferred financing fees associated with Velocity’s amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and the senior subordinated note with BET Associates, LP of $2.1 million, (3) the acceleration of debt discount accretion on the senior subordinated note with BET Associates, LP of $0.4 million, and (4) the write off of CD&L deferred financing fees of $0.4 million, offset by the reversal of (1) interest incurred on the amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and the senior subordinated note with BET Associates, LP of $2.9 million, (2) interest incurred by CD&L for the twelve months ended June 30, 2005 of $1.5 million, (3) deferred fee amortization of $1.7 million, and (4) accretion of debt discount on the senior subordinated note with BET Associates, LP of $0.2 million.
(e)	The tax benefit reflects the effect of combining the Velocity Express Corporation loss, the CD&L income, and the pro forma adjustments to yield a combined net loss, and considering the statutory rates in the various state tax jurisdictions.
(f)	Reflects the sum of: (1) a beneficial conversion feature contained in the sale of the Series Q Convertible Preferred Stock amounting to $13.1 million which is recognized as a deemed dividend to preferred shareholders at the time of the sale and a charge against net loss available to common shareholders, (2) dividends paid-in-kind (“PIK”) on the Series Q Convertible Preferred Stock of $2.9 million, (3) the deemed dividend from the beneficial conversion feature in PIK dividends of $0.1 million, and (4) the pro forma adjustments to Selling, general, and administrative expenses, Interest expense, and Income taxes of $4.9 million, $5.3 million, and $0.2 million noted in (c), (d), and (e), respectively above.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

PROFORMA COMBINED BALANCE SHEETS

AS OF JULY 1, 2006

(Unaudited)

(Amounts in thousands)

	Velocity Express Corporation	CD&L	Pro forma Adjustments		Combined Pro forma Velocity Express Corporation

	(a)	(b)
ASSETS
Current assets:
Cash and cash equivelents	$1,715	$543	$15,101	(c)	$17,359
Accounts receivable, net	14,789	28,745	—		43,534
Accounts receivable - other	1,031	—	—		1,031
Prepaid workers’ compensation and auto liability insurance	1,932	—	—		1,932
Other prepaid expenses	1,167	3,495	—		4,662
Other current assets	973		—		973

Total current assets	21,607	32,783	15,101		69,491

Property and equipment, net	6,581	3,575	(500	)(d)	9,656
Goodwill	42,830	11,531	19,136	(e)	73,497
Deferred financing costs, net	1,763	229	5,482	(f)	7,474
Intangible assets		854	25,146	(g)	26,000
Other assets	2,872	741	—		3,613

Total assets	$75,653	$49,713	$64,365		$189,731

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$16,900	$9,326	$—		$26,226
Accrued insurance and claims	1,802	2,219	—		4,021
Accrued wages and benefits	2,755	1,687	—		4,442
Accrued legal and claims	4,688	325	—		5,013
Related party liabilities	1,430	—	—		1,430
Other accrued liabilities	1,247	3,532	—		4,779
Short-term borrowings	—	9,371	(9,371	)(h)	—
Current portion of long-term debt	1,363	542	(540	)(i)	1,365

Total current liabilities	30,185	27,002	(9,911)		47,276

Long-term debt, less current portion	26,185	5,015	12,544	(j)	43,744
Accrued insurance and claims	2,540	—	—		2,540
Restructuring liabilities	111	—	—		111
Other long-term liabilities	1,563	1,771	(1,361	)(k)	1,973

Commitments and contingencies	—	—	—		—

Minority interest in equity of subsidiary
Shareholders’ equity:
Preferred stock	33,243	4,000	42,462	(l)	79,705
Common stock	68	10	2	(m)	80
Stock subscription receivable	(7,543)	—	7,543	(n)	—
Additional paid-in-capital	313,489	15,745	19,950	(o)	349,184
Treasury stock, at cost	—	(162)	162	(p)	0
Accumulated deficit	(324,200)	(3,668)	(7,026	)(q)	(334,894)
Accumulated other comprehensive income - Foreign currency translation	12	—	—		12

Total shareholders’ equity	15,070	15,925	63,093		94,087

Total liabilities and shareholders’ equity	$75,654	$49,713	$64,365		$189,731

(a)	Reflects Velocity Express Corporation’s consolidated balance sheet as of July 1, 2006.
(b)	Reflects CD&L’s balance sheet as of June 30, 2006. Certain balances have been reclassified to conform to the Velocity Express Corporation July 1, 2006 balance sheet presentation, as follows: Other intangible assets and deferred financing fees, net have been separated into two lines. Accounts payables, accrued liabilities and bank overdrafts of $15.2 million have been separated into Trade accounts payable of $9.3 million, Accrued insurance and claims of $2.2 million, Accrued wages and benefits of $1.7 million, Accrued legal and claims of $0.3 million, and Other accrued liabilities of $3.5 million.
(c)	Reflects the net of: (1) the cash proceeds from Senior Secured Notes issued of $63.4 million, net of $7.5 million in closing costs, (2) the proceeds from the sale of Series Q Convertible Preferred Stock of $46.1 million, net of $2.2 million in closing costs, (3) payment of Velocity Express Corporation debt of $26.3 million, (4) the cash consideration paid for CD&L and related closing costs of $54.6 million, (5) payment of the CD&L line of credit facility of $9.4 million, and (6) payment of CD&L seller-financed debt from acquisitions of $1.6 million.
(d)	Reflects write-down of CD&L vehicles to estimated fair value.
(e)	Reflects write-off of CD&L goodwill and the preliminary purchase price allocation to goodwill. Goodwill represents the excess of cash paid over net assets acquired. The estimated value allocated to goodwill was based on the excess of the purchase price over the preliminary fair values of other identifiable tangible and intangible assets acquired. This allocation is preliminary and may change, subject to the final valuation from a third party valuation expert. The final allocation of the purchase price could differ materially from the estimated allocation used for pro forma purposes, and any change in the attribution of the purchase price to amortizable intangible assets would result in a change to the amortization expense reflected in the pro forma statements of operations. The preliminary allocation of purchase price as if the transaction closed on April 1, 2006 follows:

Tangible assets acquired	$37,099
Fair value adjustment to vehicles	(500)
Identifiable intangible assets	26,000
Goodwill	30,667
Assumed liabilities	(32,099)

Consideration paid (including closing costs)	$61,167

(f)	Reflects the net of: (1) deferred financing fees associated with the Senior Secured Notes of $7.5 million, less (2) the write off of deferred financing fees of $1.7 million associated with the two-year extension of the Capital Contribution Agreement between Velocity and TH Lee Putnam Ventures, the write-off of Velocity’s deferred financing fees associated with its amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and associated with the senior subordinated note with BET Associates, LP of $0.4 million, and (4) the write off of CD&L deferred financing fees of $0.2 million.
(g)	Reflects the estimated fair value of identifiable intangible assets acquired net of the write-off of CD&L intangible assets as follows:

Customer Relationships	$24 million
Non-Compete	2 million
CD&L intangible assets	(1 million	)

$25 million

(h)	Reflects payment of the CD&L line of credit facility.

(i)	Reflects the sum of: (1) payment of Velocity Express Corporation debt of $26.1 million, net of the acceleration of debt discount accretion on the senior subordinated note with BET Associates, LP of $0.4 million, and (2) payment of $0.5 million representing the current portion of CD&L seller-financed debt from acquisitions.
(j)	Reflects the net of: (1) the preliminary value allocated to the Senior Secured Notes of $43.9 million, net of debt discount and net of the value allocated to the attached warrants (the “Bond Warrants”) (This allocation is preliminary and may change, subject to the final valuation from a third party valuation expert. The final allocation of the proceeds between the Senior Secured Notes and the Bond Warrants could differ materially from the estimated allocation used for pro forma purposes), (2) the payment of the CD&L Series A Preferred Debentures of $4.0 million, and (3) the payment of $1.0 million representing the long-term portion of CD&L seller-financed debt from acquisitions.
(k)	Reflects the elimination of CD&L deferred tax liabilities.
(l)	Reflects the net of: (1) the issuance of Series Q Convertible Preferred Stock of $46.1 million, net of $2.2 million in closing costs, (2) the issuance of Series Q Convertible Preferred Stock of $0.4 million as compensation for a letter of credit loan guarantee, and (3) the purchase of the CD&L Series A Preferred Stock ($4.0 million).
(m)	Reflects the net of: (1) the par value of issuance of common stock as consideration for a portion of the outstanding equity securities purchased from CD&L shareholders, (2) the par value of issuance of common stock to advisors, and (3) the elimination of CD&L common stock capital account at par value.
(n)	Reflects the elimination of the subscription receivable that was collectible only in the event Velocity was in default of its amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation.
(o)	Reflects the net of: (1) the preliminary value of $30.1 million allocated to the Bond Warrants from the proceeds from the Senior Secured Notes (This allocation is preliminary and may change, subject to the final valuation from a third party valuation expert. The final allocation of the proceeds between the Senior Secured Notes and the Bond Warrants could differ materially from the estimated allocation used for pro forma purposes), (2) the value of the warrants issued to advisors of $0.8 million, (3) the additional paid in capital on the new common shares issued, see (l) above, and (4) the value for the warrant issued to TH Lee Putnam Ventures as compensation for a letter of credit loan guarantee, all offset by the elimination of CD&L additional paid-in-capital.
(p)	Reflects the elimination of CD&L treasury stock capital account.
(q)	Reflects the net of: (1) the elimination of the subscription receivable of $7.5 million that was collectible only in the event Velocity was in default of its amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation, (2) the write-off of Velocity’s remaining deferred financing fees of $0.4 million associated with the amended and restated revolving credit facility with Bank of America/Fleet Capital Corporation and associated with the senior subordinated note with BET Associates, LP, (3) the write off of deferred financing fees of $1.7 million associated with the two-year extension of the Capital Contribution Agreement between Velocity and TH Lee Putnam Ventures, (4) compensation for a letter of credit loan guarantee of $1.2 million, (5) the acceleration of debt discount accretion on the senior subordinated note with BET Associates, LP of $0.4 million and (6) elimination of the CD&L accumulated deficit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2006

Velocity Express Corporation

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer